Exhibit 10.12

FUEL SYSTEMS SOLUTIONS, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of the Date of Award indicated below by and between Fuel Systems Solutions, Inc., a Delaware corporation (the “Company”), and the person named below as Holder.

WHEREAS, Holder is [a member of the Company’s Board of Directors] [an employee of [a subsidiary or division of] the Company]; and pursuant to the Company’s 2006 Incentive Bonus Plan (the “Plan”), the Board of Directors, [on the recommendation of the Company’s Compensation Committee (the “Committee”)], has approved the award to Holder of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.	Award; Vesting. The Company hereby awards to Holder, and Holder hereby accepts, as of the Date of Award, the number of shares of Common Stock indicated below (the “Restricted Stock”) for the purchase price per share, if any, indicated below. The Restricted Stock shall be subject to all of the terms and conditions set forth in this Agreement, including the restrictions imposed pursuant to Section 3 hereof.

Holder: ________________________

Date of Award: _________, 200__

Number of shares of Restricted Stock: ____________

Purchase Price per share: $0.001

Vesting Schedule: __________ shares on __________, 20

                                 __________ shares on __________, 20

                                 __________ shares on __________, 20

Holder must be [a director] [an employee] on the date the Restricted Stock is scheduled to vest pursuant to the above Vesting Schedule in order to receive any shares of Common Stock pursuant to Section 4(b).

2.	Forfeiture of Unvested Restricted Stock. If Holder ceases to be [a director] [an employee] for any reason, any Restricted Stock that has not yet vested as of the date that Holder ceases to be [a director] [an employee] shall be immediately forfeited and canceled.

3.	Restrictions. Unvested Restricted Stock (i) shall not be sold, exchanged, assigned, transferred, conveyed, gifted, or otherwise disposed of in any way at any time and (ii) shall not be pledged, encumbered, or otherwise hypothecated in any way at any time and shall not be subject to execution, attachment, or similar legal process. Any attempt to sell, transfer, pledge, encumber, hypothecate, or otherwise dispose of any unvested shares of Restricted Stock shall be null and void and without legal force or effect.

4.	Shares Held in Escrow.

(a)	Until a share of Restricted Stock vests, (i) the record address of Holder as the holder of record of such share shall be c/o the Secretary of the Company at the address of the Company’s principal executive office, and (ii) the share will be kept in a restricted account maintained with the Company’s stock transfer agent Mellon Investor Services, LLC or any successor (the “Transfer Agent”).

(b)	From and after the date upon which a share of Restricted Stock vests, Holder shall be entitled (provided that Holder shall have paid the Withholding Liability to the Company pursuant to Section 7 hereof) to receive a stock certificate (or, at the discretion of the Company, by an appropriate book entry in the share register of the Company maintained by the Transfer Agent representing such share.

5.	Voting; Dividends. Until the Restricted Stock vests, Holder shall have none of the powers, preferences, and rights of a holder of Common Stock with respect to the Restricted Stock including the rights to vote and receive dividends on the Restricted Stock.

6.	Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Holder’s [employment] [service as a director] at any time or for any reason, nor confer upon Holder any right to continue as [a director] [an employee] of the Company for any period of time, or to continue Holder’s present (or any other) rate of compensation.

7.	Payment of Withholding Taxes.

(a)	If the Company becomes obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the grant or sale of the Restricted Stock to Holder pursuant to this Agreement (such as in the case of Holder’s election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”)) or the termination of the restrictions imposed upon the Restricted Stock hereunder including, without limitation, any federal, state or other income tax, or any FICA, state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated being the “Withholding Date”), then Holder shall pay such amount (the “Withholding Liability”) to the Company on the Withholding Date by one or a combination of the following means as Holder may elect:

i.	delivering cash or check payable to the Company;

ii.	delivering already-owned shares of Common Stock (free and clear of any pledge, commitment, lien, claim or other encumbrance) having an aggregate fair market value (as defined in the sole discretion of the Committee) as of the Withholding Date equal to the Withholding Liability to be so paid, provided that the Company is not then prohibited by law or any instrument or agreement from purchasing or acquiring such shares of Common Stock; and/or

iii.	withholding from the shares of Common Stock otherwise to be released to Holder upon the vesting thereof a number of shares having an aggregate fair market value (as defined in the sole discretion of the Committee) as of the Withholding Date equal to the Withholding Liability to be so paid.

Notwithstanding the foregoing, Holder may not elect to deliver already-owned shares under clause (ii) above or have shares withheld under clause (iii) above (x) if the Committee decides otherwise, (y) the Company is then prohibited by law or any instrument or agreement from purchasing or acquiring such shares, or (z) to the extent that the fair market value (as defined in the sole discretion of the Committee) of such shares would exceed the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to Holder’s supplemental taxable income relating to the Restricted Stock).

(b)	If Holder’s Withholding Liability is not otherwise satisfied pursuant to (a) above, then the Company shall have the right to withhold and deduct from any compensation or other amounts otherwise due to Holder an amount necessary to satisfy such Withholding Liability. Furthermore, the Company shall have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on or in respect of the Restricted Stock. All taxes, if any, in respect of the grant of the Restricted Stock or any other payments hereunder shall be solely Holder’s responsibility and shall be paid by Holder.

(c)	The Committee, in its sole discretion, may approve or disapprove any Withholding Liability payment election made by Holder and may adopt such rules and regulations as are consistent with and necessary to implement the foregoing.

8.	Section 83(b) Election. The Holder hereby makes an election under Section 83(b) of the Code, a for of which is attached as Exhibit A, to treat any portion of this Restricted Stock award as taxable compensation prior to the time the restrictions are removed from the Restricted Stock. Holder agrees to inform the Company within five days of making the election and provide the Company with a copy of the election filed by Holder with the Internal Revenue Service.

9.	Securities Laws. Holder represents to the Company that the resale of the shares of Common Stock issued pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law, rule, or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.

10.	Amendment or Substitution of Awards Under the Plan. The terms of this Agreement may be amended from time to time by the Committee in its sole and absolute discretion in any manner that it deems appropriate including, but not limited to, acceleration of the date of lapse of restrictions on shares of Restricted Stock; provided that, except as otherwise provided in the Plan, no such amendment shall adversely affect in a material manner any right of a Participant under an Award Certificate without his or her written consent.

11.	Plan. The Restricted Stock is granted pursuant to the Plan, as in effect on the Date of Award, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Holder. Until the Restricted Stock vests in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Holder upon request.

12.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, guardians, beneficiaries, successors and assigns.

13.	Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given (i) five days after mailing by certified or registered mail, postage prepaid, return receipt requested, (ii) the next business day after being sent through an overnight delivery service under circumstances in which such service guarantees next day delivery, or (iii) when actually received if sent by any other method. All notices shall be sent to the Company at 3030 South Susan Street, Santa Ana, California 92704, Telephone: (714) 656-1200, Chief Financial Officer, and to Holder at the address set forth beneath his or her signature on the signature page hereof, or at such other addresses as they may designate by written notice in the manner aforesaid.

14.	Governing Law; Entire Agreement. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. The Plan and this Agreement contain the entire agreement between Holder and the Company with respect to the subject matter contained herein, and supersede all prior agreements or prior understandings, whether oral or written, between such parties relating to such subject matter.

15.	Interpretation. Any dispute regarding the interpretation of this Award shall be submitted by Holder or the Company to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and Holder.

16.	Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

*            *            *

IN WITNESS WHEREOF, the Company and Holder have duly executed this Restricted Stock Agreement in one or more counterparts, each of which shall be deemed an original, as of the Date of Award.

FUEL SYSTEMS SOLUTIONS, INC.

By:
Name:
Title:

[name of Holder]

[signature]

[street address]

[city, state and ZIP code]

S-1

Exhibit A

Section 83(b) Election

This statement is made under Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(a)	The taxpayer who performed the services is:

Name:        ________________________________

Address:  ________________________________

                   ________________________________

Social Security No.:   ________________________

(b)	The property with respect to which the election is made is _______ shares of the common stock of Fuel Systems Solutions, Inc.

(c)	The property was transferred on __________ ___, _______.

(d)	The taxable year for which the election is made is the calendar year _______.

(e)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right lapses in a series of installments over a _______-year period ending on _______ ___, _______.

(f)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_______ per share.

(g)	The amount paid for such property is $_______ per share.

(h)	A copy of this statement was furnished to Fuel Systems Solutions, Inc., for whom taxpayer rendered the services underlying the transfer of such property.

(i)	This statement is executed on _______ ______, _______.

Signature of Spouse (if any)	Signature of Taxpayer

Within 30 days after the date of exercise, this election must be filed with the Internal Revenue Service Center where the Optionee files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Optionee must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company

A-1